UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Prologis, L.P.	5.625% Notes due 2040	PLD/40	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On August 4, 2026, Prologis, Inc. (“Prologis” or the “Company”) entered into an underwriting agreement, dated August 4, 2026, among the Company, its operating partnership, Prologis, L.P. (the “Operating Partnership”), and J.P. Morgan Securities LLC and BofA Securities, Inc., as the underwriters (the “Underwriting Agreement”) in connection with an underwritten public offering of 15,000,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), resulting in net proceeds to the Company of approximately $2.1 billion (or approximately $2.4 billion if the underwriters’ option (described below) is exercised in full), in each case after deducting estimated expenses payable by us. The Company also granted the underwriters an option to purchase an additional 2,250,000 shares of Common Stock solely to cover over-allotments made in connection with the offering, which is exercisable for 30 days from the date of the Underwriting Agreement (as defined below). The offering is expected to close on August 5, 2026.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Operating Partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock for 30 days after August 4, 2026 without first obtaining the written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., subject to certain exceptions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering is being made pursuant to an effective shelf registration statement (File No. 333-289636), a base prospectus, dated August 15, 2025, included as part of the registration statement, and a prospectus supplement, dated August 4, 2026, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Venable LLP, regarding certain Maryland law issues concerning the shares of Common Stock issued and sold in the offering.

The Company intends to contribute any cash proceeds of this offering to the Operating Partnership in exchange for the issuance of Operating Partnership units. The Operating Partnership intends to use such net proceeds for general corporate purposes, including to fund potential acquisitions such as SEGRO plc. There can be no assurance that the Company will complete the SEGRO plc combination on the proposed terms, on the anticipated timeline, or at all.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 4, 2026, among Prologis, Inc., Prologis, L.P., J.P. Morgan Securities LLC and BofA Securities, Inc.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (including in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.
Date: August 5, 2026	By:	/s/ Alison Butler
Name: Alison Butler
Title: Senior Vice President and Head of Corporate Legal

PROLOGIS, L.P.
By: Prologis, Inc., its general partner

Date: August 5, 2026	By:	/s/ Alison Butler
Name: Alison Butler
Title: Senior Vice President and Head of Corporate Legal